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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549









                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):February 10, 1998


                            CITYSCAPE FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)




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          DELAWARE                                   0-27314                          11-2994671
State or Other Jurisdiction                      Commission File             (IRS Employer Identification
      of Incorporation                                Number                             No.)
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       565 Taxter Road, Elmsford, New York                10523-5200
    (Address of Principal Executive Offices)               Zip Code



Registrant's telephone number, including area code:  (914) 592-6677

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                         Former name or former address,
                          if changed since last report
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Item 5. Other Events.

OFFICE OF FAIR TRADING

         Cityscape Financial Corp. (Nasdaq SmallCap Market: CTYSC) (the "Company") announced today that, as a result of discussions and correspondence between the Company and the United Kingdom's Office of Fair Trading (the "OFT") regarding the OFT's revised Non-Status Lending Guidelines for Lenders and Brokers received by the Company in December 1997 (the "Revised Non-Status Guidelines"), the Company has agreed to take action with respect to the use of certain contract terms in the Company's existing UK loan agreements. The Company has agreed to eliminate the use of the Rule of 78s method for calculating prepayment fees on unregulated loans and revise the standard/concessionary rate structure, and has provided assurances to the OFT regarding the Company's future use of such revised terms.

         With respect to the use of the Rule of 78s method on existing unregulated loans, the Company agreed that it would not use such formula to calculate prepayments. Instead, the Company will collect prepayment fees by reference to a sliding scale whereby six months' interest will be charged for prepayments occurring during the first three years of a loan, reducing to one month's interest in the eighth year of a loan. There will be no prepayment fee levied after the eighth year of a loan. Such prepayment fees will be based on the concessionary rate of interest.

         With respect to the standard/concessionary rate structure on existing loans, the Company agreed that it would lower the differential between the standard rate of interest and the concessionary rate of interest to not more than 2.5%. For example, on a loan where the standard/concessionary rates had been 18% and 9.9%, respectively, the loan agreement will now provide for the standard/concessionary rates to be 12.4% and 9.9%, respectively.

         As a result of these revisions to the terms of the applicable UK loans, the Company expects to recognize an impairment in the value of its mortgage servicing receivables in the UK of approximately $100 million which will have a material adverse effect on the Company's operating results for the fourth quarter of 1997 and on the Company's financial condition. Further, in the fourth quarter of 1997, the Company expects to write off unamortized goodwill of $52.7 million recorded in connection with its UK operations.

         Additionally, the Company and the OFT continue discussions with respect to the Company's borrowers who, at the time their loans were made, were vulnerable due to undue pressure from brokers or others or inability to understand the loan terms. The Company has undertaken a review of its UK borrowers to ascertain to what extent its borrowers were vulnerable. The OFT has indicated that, in appropriate cases involving vulnerable borrowers, additional modifications of loan terms beyond those discussed above may be required. The OFT has indicated that those modifications may include termination of the loan without prepayment fee or application of the concessionary rate to the loan with the right to terminate subsequently without prepayment fee. As a result of the Company's ongoing review of its borrowers and its continuing discussions with the OFT, no assurance can be given that the value of the Company's mortgage servicing receivables in the UK will not be further impaired which could have a material adverse effect on the Company's operating results and financial condition.

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UK GREENWICH FACILITY

         The Company is currently in discussions with Greenwich International Ltd., an affiliate of Greenwich Capital Markets, Inc. (together with any affiliates, "Greenwich") regarding a financing facility for the origination and purchase of loans in the UK (the "Revised UK Facility") which would replace temporarily, and perhaps permanently, the purchase facility currently in place between the Company and Greenwich (the "UK Greenwich Facility"). Greenwich has indicated to the Company that, at the present time, the Company cannot access the UK Greenwich Facility pursuant to its terms (although the Company and Greenwich have continued to operate pursuant to the agreement), and no assurance can be given that the Company will be able to access it at any time in the future. Due to the uncertainty of the Company's ability to continue to access the UK Greenwich Facility, the Company has determined that it is necessary to write off the unamortized portion of the prepaid commitment fee to Greenwich, resulting in a charge of $32.4 million during the fourth quarter of 1997.

         The terms of the Revised UK Facility as currently proposed are not as favorable to the Company as those in the UK Greenwich Facility. In connection with entering into the Revised UK Facility, the Company will likely recognize impairment of the value of its mortgage servicing receivables in the UK resulting in a material adverse effect on the Company's results of operations. Pending completion of a definitive agreement for the Revised UK Facility, the Company and Greenwich continue to operate under the terms of the UK Greenwich Facility. No definitive agreement exists with respect to the new arrangement nor can any assurance be given that a definitive agreement will be reached, or that Greenwich will continue to fund the Company's UK loan originations under the terms of the UK Greenwich Facility or at all.

DOMESTIC CREDIT FACILITIES

         The Company's warehouse facility with a group of banks for which Corestates Bank N.A. served as agent terminated in January 1998. In addition, the Company is currently in discussions with Bear Stearns Mortgage Capital Corporation regarding the availability of the Company's $300.0 million warehouse facility pursuant to its terms, and no assurance can be given as to the outcome of such discussions or that the Company will be able to access this facility at any time in the future. On February 3, 1998, the Company entered into a $30.0 million secured credit facility with CIT Group/Equipment Financing, Inc. Under this facility, the Company borrows funds on a short-term basis to support the accumulation of loans prior to sale and for other general working capital purposes subject to a borrowing base. This credit facility bears interest at the prime rate plus 0.5% and terminates in February 2000.

         The Company's $400.0 million secured warehouse credit facility from Greenwich terminated on December 31, 1997. Under this facility, the Company borrowed funds on a short-term basis to support the accumulation of loans prior to sale. The Company and Greenwich have entered into an extension agreement through March 31, 1998 which provides for a maximum credit line of $100.0 million, subject to adjustment by Greenwich, at an interest rate of LIBOR plus 200 basis points and a fee of 0.25% of the aggregate principal balance of loans to be paid to Greenwich in connection with any sale, securitization or any other transfer to any third party of loans funded under the agreement.

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SALE OF RESIDUALS

         The Company recently sold interest-only and residual certificates and associated mortgage servicing receivables relating to certain of the Company's home equity loan products with a book value of $38.4 million for net proceeds of $26.5 million. As a result of the expected net realizable values implied by such sale, the Company will recognize impairment of the value of its interest-only and residual certificates and mortgage servicing receivables relating to the Company's home equity loan products during the fourth quarter of 1997. Additionally, the Company continues to review the assumptions underlying the valuation of its interest-only and residual certificates relating to the Company's Sav*-A-Loan(R) product, including the loss expectations and discount rate of such certificates. If the Company determines that changes in these assumptions are necessary, the Company will recognize impairment of the value of such certificates during the fourth quarter of 1997.

INITIATIVES

         The Company has previously announced a number of initiatives and the retention of Bear, Stearns & Co. Inc. ("Bear Stearns") to explore strategic alternatives for the Company. These initiatives include the disposal of loans through whole loan sales, the sale of interest-only and residual certificates and increased focus on the Company's higher margin lines of business. The Company has announced that it has begun implementing a restructuring plan that includes streamlining and downsizing its operations. The Company plans to reduce its workforce in both the US and UK, close its branch operations in Virginia, significantly reduce its correspondent originations for the foreseeable future and exit its conventional lending business.

         In addition, the Company has retained CIBC Oppenheimer Corp. ("CIBC") to explore strategic alternatives with the assistance of Bear Stearns. CIBC will advise the Company with respect to strategic alternatives including but not limited to the restructuring, refinancing, recapitalization or reorganization of the Company and exploration of the possible sale of all or part of the Company's UK business. No assurance can be given that the Company will be successful in pursuing strategic alternatives, or in implementing its initiatives. Furthermore, even if the Company is successful in implementing its strategic alternatives and initiatives, no assurance can be given as to the effect of any such success on the Company's results of operations or financial condition.

NASDAQ NATIONAL MARKET

         On January 28, 1998, the Company received notice from the Nasdaq Stock Market, Inc. ("Nasdaq") that the Company's Common Stock (the "Common Stock") would be moved from the Nasdaq National Market to the Nasdaq SmallCap Market effective with the opening of business on January 29, 1998.

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         The Company believes that it meets all of the initial inclusion requirements for listing on The Nasdaq SmallCap Market, with the exception of the $4.00 per share bid price requirement. Nasdaq has adopted new maintenance standards, which become effective on February 23, 1998, requiring a minimum $1.00 per share bid price which the Company's Common Stock currently does not meet. Accordingly, Nasdaq has informed the Company that the securities were moved to The Nasdaq SmallCap Market pursuant to a waiver of the $4.00 per share initial inclusion requirement and an exception to the $1.00 per share maintenance requirement. The exception requires the Company to achieve a bid price of at least $1.00 per share on or before May 22, 1998. If the Company is deemed to have met the terms of the exception, the Common Stock shall continue to be listed on The Nasdaq SmallCap Market.

         The Company believes that it can meet this condition; however, there can be no assurance that it will be able do so. If at some future date the Company's Common Stock should cease to be listed on The Nasdaq SmallCap Market, the Common Stock may be listed on the OTC Bulletin Board. For the duration of the exception, the Company's Nasdaq symbol will be (CTYSC).

         In addition, pursuant to the terms of the Company's 6% Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), and the Company's 6% Convertible Preferred Stock, Series B (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock"), the Company is required to continue the listing or trading of the Common Stock on Nasdaq or on certain other securities exchanges. As a result of the delisting of the Common Stock from the Nasdaq National Market, (i) the conversion restrictions that apply to the Series B Preferred Stock are lifted (prior to the delisting, no more than 50% of the 5,000 shares of Series B Preferred Stock initially issued could be converted) and (ii) the conversion period is increased to 15 consecutive trading days and the conversion discount is increased to 10% (prior to the delisting, the conversion price was equal to the lowest daily sales price of the Common Stock during the four consecutive trading days immediately preceding conversion, discounted by up to 5.5%). In addition, as a result of the delisting of the Common Stock and during the continuance of such delisting, (i) the dividend rate is increased to 15% and (ii) the Company is obligated to make monthly cash payments to the holders of the Preferred Stock equal to 3% of the $10,000 liquidation preference per share of the Preferred Stock, as adjusted (the "Liquidation Preference"), provided that if the Company does not make such payments in cash, such amounts will be added to the Liquidation Preference. As of February 10, 1998, 672 shares of Series A Preferred Stock and 4,623 shares of Series B Preferred Stock were outstanding.

LITIGATION

         On or about September 29, 1997, a putative class action lawsuit (the "Ceasar Action") was filed against the Company and two of its officers and directors in the United States District Court for the Eastern District of New York (the "Eastern District") on behalf of all purchasers of the Company's Common Stock during the period from April 1, 1997 through August 15, 1997. Between approximately October 14, 1997 and December 3, 1997, nine additional class action complaints were filed against the same defendants, as well as certain additional Company officers and directors. Four of these additional complaints were filed in the Eastern District and five were filed in the United States District Court for the Southern District of New York (the "Southern District"). On or about October 28, 1997, the plaintiff in the Ceasar Action filed an amended

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complaint naming three additional officers and directors as defendants. The amended complaint in the Ceasar Action also extended the proposed class period from November 4, 1996 through October 22, 1997. The longest proposed class period of any of the complaints is from April 1, 1996 through October 22, 1997. On or about February 2, 1998, an additional lawsuit brought on behalf of two individual investors, rather than on behalf of a putative class of investors, was filed against the Company and certain of its officers and directors in federal court in New Jersey.

         In these actions, plaintiffs allege that the Company and its senior officers engaged in securities fraud by affirmatively misrepresenting and failing to disclose material information regarding the lending practices of the Company's UK subsidiary, and the impact that these lending practices would have on the Company's financial results. Plaintiffs allege that a number of public filings and press releases issued by the Company were false or misleading. In each of the complaints, plaintiffs have asserted violations of Section 10(b) and
Section 20(a) of the Securities Exchange Act of 1934. Plaintiffs seek unspecified damages, including pre-judgment interest, attorneys' and accountants' fees, and court costs.

         The complaints filed in the Southern District actions have all been transferred to the Eastern District. On December 5, 1997, the Eastern District plaintiffs filed a motion for appointment of lead plaintiffs and approval of co-lead counsel. The court has not yet ruled on plaintiffs' motion. The Company anticipates that, at a minimum, all of the putative class action complaints will be consolidated with the Ceasar Action in the Eastern District.

         Although no assurance can be given as to the outcome of these lawsuits, the Company believes that the allegations in each of the actions are without merit and that its disclosures were proper, complete and accurate. The Company intends to defend vigorously against these actions and seek their early dismissal. These lawsuits, however, if decided in favor of plaintiffs, could have a material adverse effect on the Company.

         On November 13, 1997, Resource Mortgage Banking, Ltd. and two of its affiliates filed against the Company, Cityscape Corp., and two of the Company's officers and directors in state court in Connecticut an application for a prejudgment remedy. The object of the application for a prejudgment remedy is to obtain a court order granting these plaintiffs prejudgment attachment against assets of the Company in Connecticut pending resolution of plaintiffs' underlying claims. Plaintiffs propose to file an 18 count complaint against the defendants seeking $60 million in purported damages that allegedly result from an asserted breach of an alleged five-year oral contract. To date, the Connecticut court has taken no action with respect to the application. Although no assurance can be given as to the outcome of this action, the Company believes that these allegations are without merit and intends to defend vigorously against this action.

         Cityscape Financial Corp. is a consumer finance company that, through its wholly-owned subsidiaries, Cityscape Corp. and City Mortgage Corporation Limited, is engaged in the business of originating, purchasing, selling and servicing mortgage loans in the United States and the United Kingdom, secured primarily by one- to four-family residences. Cityscape was founded in 1985 and is headquartered in Elmsford, New York with regional processing offices in California, Georgia and Illinois.

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         This report on Form 8-K contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including, but not limited to, risks related to operations in the UK, liquidity and negative cash flows, uncertainty as to availability of funding sources including but not limited to funding sources pending definitive agreements, dependence on securitizations, potential changes in valuations of interest-only and residual certificates and mortgage servicing receivables, risks of adverse economic conditions, risks related to the Company's expansion and product extension, competition, and other risks detailed from time to time in the Company's SEC reports. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CITYSCAPE FINANCIAL CORP.
                                        (Registrant)




                                         By     Tim S. Ledwick
                                           ------------------------------------
                                         Name:  Tim S. Ledwick
                                         Title: Vice President - Chief
                                                 Financial Officer

Dated: February 11, 1998

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